MICHAEL W. BERG
                                ATTORNEY AT LAW
                                8426 E. SHEA BLVD.
                                SCOTTSDALE, ARIZONA 85260
                                PHONE (480) 664-6654
                                FAX (480) 664-6656



                                   October 5, 2011


VIA ELECTRONIC TRANSMISSION


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: ML Capital Group, Inc., a Nevada corporation;
 Registration Statement on Form S-1, as amended

Ladies and Gentlemen:

I have acted as counsel to ML Capital Group, Inc., a Nevada corporation (the Company), in connection with the registration statement on Form S-1(the Registration Statement), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the
Securities Act), with respect to (i) the registration, offer and resale of up to 14,543,487 shares of common stock, par value $0.001 per share, of the Company, by certain selling stockholders of the Company and (ii) the registration, offer and sale of 500,000 shares of common stock, par value $0.001 per share, of the Company, by the Company itself.

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on my examination mentioned above, I am of the opinion that the shares of common stock being sold pursuant to the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 3 to the Registration Statement and to the reference to my firm in the related Prospectus. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



Very truly yours,



/s/ Michael W. Berg